AMIRA PURE FOODS PRIVATE LIMITED

LOAN AGREEMENT

This Agreement is for the period from 1st April 2012 to 31st March 2013 is being made at Amira Pure Foods Private Limited (APFPL) on 24th day of April, 2012 , between:- Mr. Karan A Chanana Chairman and Director of Amira Pure Foods Private Limited , resident of Palm Jumeirah, Plot No. 550, AL Nabat B 8-707 , Dubai (hereinafter called the Part of First PART)

AND

AMIRA PURE FOODS PRIVATE LIMITED, having registered office at B-1/E-28, Mohan Co-operative Industrial Estate, Mathura Road, New Delhi- 110044, India hereinafter called the party of the second part)

WHEREAS the second party is in need of money and seek from the first party the said money without security. Second part will be liable to make repayment of principal amount alongwith interest thereon on demand made by the first part.

AND WHEREAS, the first part has agreed to lend loan without security to the second part as his will and wish. Interest shall be calculated at the rate of 11% per annum on the daily balances of loan.

In witnesses whereof the parties of this agreement have set their respective hands on the date month and year first above given.

WITNESES :-

1.FIRST PARTY

(Karan A Chanana)

2. SECOND PARTY

(Rajesh Arora)

WITNESSES

1. Gurpreet Kaur
Gurpreet Kaur Anand
54, Prakriti Marg, MG Road
New Delhi – 110030

2. Namita Bhalotra
54, Prakriti Marg
New Delhi -110030 .

54, Prakriti Marg, M.G. Road, New Delhi-110030, India T:+91 11 460 57560 F:+91 11 460 57570 E: amirafoods@amirafoods.com
W: www.amirafoods.com REGISTERED OFFICE: B-1/E-28, Mohan Co-operative Industrial Estate Mathura Road, New Delhi – 110044, India
WORKS: 21st Milestone, Pataudi Road, Gurgaon- 123505, Haryana, India T: +91 124 227 6472-474 F: +91 124 227 6482